SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2026

BRAVO MULTINATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-53505	26-1266967
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2020 General Booth Blvd, Unit 230

Virginia Beach, VA 23454

Tel: 757-306-6090

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

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ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On May 27, 2026, the Registrant issued 2,678,571 shares of its common stock.  The shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) due to the limited number of recipients and the manner of the offering. In addition, the purchasers represented that they had the necessary investment intent as required by Section 4(2) and agreed that shares issued in book form would be noted as restricted, and shares issued by certificate would bear a legend stating that the securities were restricted pursuant to Rule 144 of the Securities Act. The restricted shares were issued in consideration of services valued at $92,900 provided to the Company. These shares were sold in a private placement, and the Company paid no commissions or fees in connection with such sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAVO MULTINATIONAL INCORPORATED

Date: August 11, 2026

By:	/s/ Richard Kaiser
Name: Richard Kaiser
Title: CFO/Director

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